                                                               Exhibit No. 10.25

                           ARTHUR J. GALLAGHER & CO.
                                 UNITED KINGDOM
                          INCENTIVE STOCK OPTION PLAN





                   -----------------------------------------
                       APPROVED BY THE INLAND REVENUE ON
                       MAY 28, 1986 AND AMENDED BY THE
                  DIRECTORS ON JULY 1, 1996 (APPROVED BY THE
                    INLAND REVENUE ON JULY 16) AND FURTHER
                    AMENDED BY THE DIRECTORS ON JANUARY 22,
                    1998 (APPROVED BY THE INLAND REVENUE ON
                                JUNE 12, 1998).
                   -----------------------------------------

                           ARTHUR J. GALLAGHER & CO.
                                 UNITED KINGDOM
                     INCENTIVE STOCK OPTION PLAN (the Plan)

1.   Purpose

     The Plan has been established to enable the United Kingdom resident employees and directors of Arthur J. Gallagher & Co. (the Company) and companies in its group to obtain beneficial tax treatment under section 185 of the Income and Corporation Taxes Act 1988 (Section 185) in respect of options granted to them over shares in the capital of the Company.

     The Plan shall be administered by the Committee of the Board of the Company appointed to administer the Arthur J. Gallagher & Co. Incentive Stock Option Plan (the US Plan) pursuant to the powers conferred on the Committee under the US Plan. The Plan accordingly reflects the terms and conditions of the US Plan and, for administrative convenience only, the rules of the Plan show in italics those provisions which are not contained in the US Plan.

     The Plan was approved by the Inland Revenue pursuant to Schedule 10 to the Finance Act 1984 (Schedule 10) on 28 May 1986.

     The purpose of the Plan is to promote the interests of Arthur J. Gallagher & Co., a Delaware corporation, and its shareholders by providing key employees resident in the United Kingdom on whom rests the major responsibility for the present and future success of the Company and its subsidiaries with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries. These goals are enhanced further by the fact that participants in the Plan who are subject to United Kingdom tax will be entitled to the beneficial tax treatment provided for in section 185 in respect of options granted to and exercised by them in accordance with the rules of the Plan and the provisions of section 185. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability.

2.   Administration

     All administrative duties hereunder shall rest with the Option Committee of the Board of Directors (hereinafter the Committee) which will consist of not less than two persons, each of whom will be a disinterested person as that term is used in Rule 16b-3 under the Securities Exchange Act 1934, as amended. The Committee shall have the duty and authority, subject to the provisions of the Plan and of Schedule 9 to the Income and Corporation Taxes Act 1988 (Schedule 9), to:

     (a) determine which individuals shall receive options and how many options each individual shall receive;

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

     (b)  grant the options;

     (c) at the time of a grant of options determine the terms and conditions of the options including exercise dates, limitations on exercise, and time periods for exercise, (Vesting Schedules) and the price and payment terms;

     (d) prescribe the form or forms of the instruments evidencing any options granted under the Plan and of any other instruments required under the Plan, and to change such forms from time to time; and

     (e) adopt such rules and regulations for the administration of the Plan as it deems appropriate.

     In making the foregoing determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company's success, and such other factors as the Committee, in its discretion, shall deem relevant.

3.   Shares Subject to the Plan

     The shares that may be made subject to options under the Plan shall be shares of Common Stock of the Company, one dollar ($1.00) par value (Common Stock), and the total shares subject to option and issued pursuant to this Plan shall not exceed, in the aggregate, 720,000 share of the Common Stock of the Company. If any such option lapses or terminates for any reason without having been exercised in full, the shares covered by the unexercised portion of such option may again be made subject to options granted under the Plan. Shares issued upon exercise of options granted under the Plan may be shares held by the Company either as treasury shares or as authorized but previously unissued shares.

     The shares put under option pursuant to the Plan shall comply with the conditions contained in paragraphs 10 to 14 of Schedule 9.

4.   Eligibility

     Employees eligible to participate in the Plan shall be those salaried officers and other salaried key employees of the Company and its subsidiaries who, in the opinion of the Committee, are in a position to affect materially the profitability and growth of the Company and its subsidiaries. Directors who are salaried key employees within the meaning of the foregoing are eligible to participate in the Plan, provided however that members of the Committee shall not be eligible to receive options. An employee owning stock comprising over 10% of the combined voting power of the Company or any subsidiary (a 10% Shareholder) is not eligible to receive an option unless the option price offered is at least 110% of the fair market value of the stock at the time the option is granted, and unless the option by its terms expires not more than five years from the date of grant. For all purposes of the Plan, except where "wholly owned" is indicated, the term subsidiary shall mean a corporation 50% or more of the stock of which is owned directly

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     by the Company or indirectly through another corporation or corporations in which the Company owns 50% or more of the stock and which is, in addition, under the control of the Company, within the meaning of section 840 of the Income and Corporation Taxes Act 1988.

     Further, an option may only be granted under the Plan to a person if (and only if) he is a full-time executive director or qualifying employee of the Company and he does not fall within the provisions of paragraph 8 of
     Schedule 9.

     For the purpose of this paragraph a person shall be treated as a full-time executive director of the Company if he is employed by the Company or a subsidiary to work not less than 25 hours per week (excluding meal breaks).

     For the purpose of this paragraph a qualifying employee is an employee of the Company or a subsidiary who is not also a director of the Company or a subsidiary and who is required to work for that company under a contract of employment.

5.   Granting of Options

     Subject to the terms and conditions of the Plan, the Committee may from time to time prior to the termination of the Plan grant to eligible employees options to purchase the number of shares of Common Stock authorized by the Committee, subject to such terms and conditions as the Committee may determine. More than one option may be granted to the same employee. The day on which the Committee approves the granting of an option shall be considered as the date on which such option is granted.

6.   Option Price

     The purchase price per share of Common Stock subject to an option shall be fixed by the Committee, but shall not be less than 100% (110% in the case of a 10% Shareholder) of the fair market value of a share of Common Stock on the date the option is granted by the Committee. The fair market value of a share of Common Stock shall be the closing price for the Company's Common Stock on the New York Stock Exchange as listed in the Wall Street Journal for the date the option is granted.

7.   Terms of Options

     The term of each option shall be not more than 10 years commencing with the date of grant (5 years in the case of a 10% Shareholder). Each option shall also terminate as provided in paragraph 13.

8.   Method of Exercising Options

     Any option granted hereunder may be exercised by the optionee by delivering to the Company at is main office (attention of the Secretary) written notice of the number of shares with respect to which the option rights are being exercised and by paying in cash

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     the purchase price of the shares purchased in full, in exchange for the issuance and delivery of certificates therefor.

9.   Amount Exercisable

     Each option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the option, provided that any such conditions have been approved by the Inland Revenue prior to their imposition; and provided, however, that the partial exercise of an option or a combination of options shall in no event be for the smaller of (a) 100 shares of Common Stock, or (b) 10 per cent of the shares of Common Stock subject to options held by the employee, unless a purchase of fewer shares would entirely exhaust the options held by the employee; and provided further that the optionee's cumulative purchases of Common Stock subject to this option may not exceed the following:


                                                    Percentage of
                                                     Common Stock          Percentage of
                                                  Subject to Option        Common Stock
               Years Following                       (Other than         Subject to Option
                Date of Grant                      10% Shareholder)      (10% Shareholder)
          remainder of calendar year                       0%                    0%
           following date of grant

      1/st/ calendar year following date                  10%                   20%
                   of grant

      2/nd/ calendar year following date                  20%                   40%
                   of grant

      3/rd/ calendar year following date                  30%                   60%
                   of grant

      4/th/ calendar year following date                  40%                   80%
                   of grant

      5/th/ calendar year following date                  50%                  100%
                   of grant

      6/th/ calendar year following date                  60%                  100%
                   of grant

      7/th/ calendar year following date                  70%                  100%
                   of grant

      8/th/ calendar year following date                  80%                  100%
                   of grant

      9/th/ calendar year following date                  90%                  100%
                   of grant

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     10/th/ calendar year following date       100%                100%
             of grant

     and provided further that the Committee shall not attach conditions to the exercise of the option which would prevent the employee from being capable of satisfying the requirements of sub-section (5) of Section 185 at some time during the life of the option. Notwithstanding the provisions of this Paragraph 9, no option granted under the Plan shall be exercised at any time when the employee holding that option falls within the provisions of Paragraph 8 of Schedule 9.

     On the exercise or partial exercise of an option the shares will be allotted to the employee, a share certificate issued and his name registered as stockholder in the Company's books within the thirty days following the date of exercise of the option.

10.  Maximum Annual Amount

     No option shall be granted to an employee under the Plan if the aggregate market value (determined as in paragraph 6 above) of all shares of Common Stock the subject of outstanding options granted to him under the Plan, or granted to him under any other share option scheme approved under Schedule 9 and established by the Company or an associated company would exceed (Pounds)30,000, or if different, such appropriate limit as shall from time to time apply to the Plan by virtue of paragraph 28 of Schedule 9.

     In order to calculate whether the aggregate fair market value of all shares of Common Stock the subject of any option (determined as in paragraph 6 above) exceeds the limit referred to in this paragraph, the UK pounds sterling equivalent of such aggregate fair market value shall be calculated by applying the US$/UK(Pounds) spot exchange rate quoted in the London Financial Times on the date on which the relevant option was granted.

     For the purpose of this paragraph:

          associated company shall mean an associated company within the meaning of section 840 of the Income and Corporation Taxes Act 1988.

11.  Capital Adjustments Affecting Common Stock

     In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of Common Stock subject to the Plan and the number of shares under the option shall be adjusted in a manner consistent with such capital adjustment. The price of any shares under option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such option.

     Provided that no adjustment consequent on such an event shall be made pursuant to this paragraph 11 in respect of options granted under the Plan at any time while the Plan is approved by the Inland Revenue without the prior approval of the Inland Revenue.

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

12.  TRANSFERABILITY OF OPTIONS

     Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him. Provided that an option granted under the Plan shall only be transferable in the circumstances set out in paragraph 27(2) of Schedule 9.

13.  /1/TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE

     Any termination of the employment relationship between the Company or a subsidiary and the optionee due to death, disability or retirement, as those events are provided for in (A), (B) and (C) below, shall not act to terminate an option grant. A termination of the employment relationship for any reason other than those so provided in (A), (B) and (C) below shall act to terminate an option grant as of the effective date of such termination of the employment relationship, as reflected in the records of the Company. The Committee shall have the authority to determine whether an authorized leave of absence or absence due to military or government service shall constitute a termination of the employment relationship for purposes hereof.

     (A) /1/DEATH If an optionee dies while in the employ of the Company or a subsidiary and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or twelve months following the date of such death and any Vesting Schedule shall be accelerated so that the option shall be exercisable as to 100% of the Common Stock subject to the Option (notwithstanding that the conditions as to cumulative purchases referred to in paragraph 9 above would not otherwise be satisfied). After the death of the optionee, his executors, administrators, or any person or persons to whom his option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to such termination, to exercise the option, in whole or in part, subject to the terms and conditions of the Plan and of the option grant letter or stock option agreement entered into by the optionee as varied by this paragraph (A).

     (B) /1/RETIREMENT FOR DISABILITY If, before the date of expiration of the option, the employment relationship between the Company or any subsidiary and the optionee is terminated at a time when the optionees' medical condition, upon such termination, would qualify the optionee to receive long term disability benefits under the Company's employee benefits plan such option shall not terminate on the termination of the employment relationship and any Vesting Schedule shall be accelerated so that the option shall be exercisable at any time until the expiration of the option in respect of 100% of the Common Stock then remaining subject to the Option (notwithstanding that the conditions as to cumulative purchases referred to in paragraph 9 above would not otherwise be satisfied).

     --------------------------
     /1/ The provisions of Rule 13 were amended with effect from the date of Inland Revenue approval on 16 July 1996 and are therefore applicable only to options granted after that date.

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

     (C) /1/RETIREMENT If, before the date of expiration of the option, the holder of an option retires from the employment of the company or any subsidiary in circumstances other than those referred to in paragraph (B) above at a time when the optionee, upon such termination, would be immediately eligible to commence to receive retirement benefits under the Company's pension plan such option shall not terminate on the termination of the employment relationship and any Vesting Schedule shall be accelerated so that the option shall be exercisable at any time until the expiration of the option in respect of 100% of the Common Stock then remaining subject to the Option (notwithstanding that the conditions as to cumulative purchases referred to in paragraph 9 above would not otherwise be satisfied).

14.  REQUIREMENTS OF LAW

     In the event the shares issuable on exercise of an option are not registered under the Securities Act of 1933 of the USA, the Company shall imprint the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

          "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel in form and substance satisfactory to the Corporation that registration is not required for such sale or transfer."

     The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended); and in the event an shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall make reasonable efforts to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

15.  NO RIGHTS AS STOCKHOLDER

     No optionee shall have rights as a stockholder with respect to shares covered by his option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in paragraph 11 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

16.  EMPLOYMENT OBLIGATIONS

     The granting of any option shall not impose upon the Company or subsidiary any obligation to employ or continue to employ any optionee; and the right of the Company or

-----------------------
     /1/ The provisions of Rule 13 were amended with effect from the date of Inland Revenue approval on 16 July 1996 and are therefore applicable only to options granted after that date.

     subsidiary to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an option has been granted to him.

17.  WRITTEN AGREEMENT

     Each option granted hereunder shall be embodied in writing, the form and content of which shall be as the Committee in its discretion shall deem advisable.

18.  AMENDMENT, TERMINATION AND EFFECTIVE DATE

     This Plan shall be effective as of the date of its approval by the Inland Revenue and shall terminate on 29 May 2006. The Board shall have the right to amend, suspend or terminate the Plan, provided that no termination or amendment of the Plan may, without the consent of the individual to whom any option shall have been therefore granted, adversely affect the rights of such individual under such option. Unless in respect of (a), (b) and
     (c) below first approved by the shareholders of the Company, no amendment shall be made to the Plan which:

     (a)  materially modifies the eligibility requirements provided in paragraph
          4;

     (b) changes the option price specified in Paragraph 6, except as provided in Paragraph 11; or

     (c)  changes the option period in Paragraph 7.

     Notwithstanding the provisions of this Paragraph 18, no amendment shall have effect at any time when the Plan is approved by the Inland Revenue until approved by the Inland Revenue. However, the Committee may make such amendments as are required to obtain the approval by the Inland Revenue of the Plan pursuant to Schedule 9.

19.  CHANGE IN CONTROL

     In the event of a change in control of the Company, as defined below, each option outstanding shall immediately become exercisable in full. For all purposes of the Plan, a "change in control of the Company" occurs if:

     (a) any person or group, as defined in Sections 13(d) and 14(d)(2) of the Exchange Act, as amended, is or becomes the beneficial owner, directly or indirectly of securities of the Company representing 50 percent or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors; or

     (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new directors whose election by the Board or nomination for election by the Company's Stockholders was approved by at least two-thirds of the directors then still in office who either were

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

          directors at the beginning of the period or whose election was previously so approved cease for any reason to constitute at least a majority thereof; or

     (c) the Stockholders of the Company shall approve the sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a) or (b) above.

     This Paragraph 19 will be effective only for options granted after 12 June 1998 being the date on which Inland Revenue approval was given to the relevant rule amendment.

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